AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13,
2003

                                                REGISTRATION NO.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                             Silver Screen Studios, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          GEORGIA                    20-0097368         Initial Filing
(State or Other Jurisdiction of      (I.R.S.Employer   Commission
Incorporation or Organization)      Identification No.) File #

                      101 Marietta St., Suite 1070
                            Atlanta, GA 30303

          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                              Consulting Agreements
                              Employment Agreements
                            Legal Services Agreements
                            (Full Title of the Plan)
                              ____________________

                            Thomas Ware, Esq.
                     Rosenfeld, Goldman & Ware, Inc.
                      101 Marietta St., Suite 1070
                            Atlanta, GA 30303
                              404-522-1202
           (Name, Address, and Telephone Number of Agent for Service)

                   CALCULATION  OF  REGISTRATION  FEE


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask price as reported by the NASDAQ Over-The-Counter Bulletin Board on October 13, 2003.


 TITLE OF   AMOUNT TO    PROPOSED     PROPOSED    AMOUNT OF
SECURITIES  BE           OFFERING       MAX      REGISTRATI
  TO BE     REGISTERED   PRICE PER    OFFERING     ON FEE
REGISTERED                 SHARE       PRICE
COMMON      25,000,000    $0.012      $300,000       $28.12
STOCK



(2) Represents shares of Common Stock to be issued to consultants, employees, and legal counsel of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information concerning the Agreements between Silver Screen Studios, Inc. ("SSSU" or "Registrant") and Rosenfeld, Goldman & Ware, Inc. a, corporation where Thomas Ware, an
individual as a representative of ,required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by
Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. SSSU will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, SSSU shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents are hereby incorporated by reference in This Registration Statement:

     (i) The Registrant's Annual Report dated May 11, 2003 for the year ended December 31, 2002 on Form 10-KSB/A filed with the Commission on
May 11, 2003.

     (ii) The Registrant's Quarterly Report Dated August 14, 2003 for the quarter ended June 30, 2003 on Form 10-QSB filed with the Commission on August 14, 2003.
     (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective
amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Rosenfeld, Goldman & Ware, Inc, counsel to the Company.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Corporation Laws of the State of Georgia and the Company's Bylaws Provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner Reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the Indemnitee had no reasonable cause to believe were unlawful. Furthermore, the Personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

                                        4
ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.  EXHIBITS



     3.2     Bylaws  of  the  Registrant  (incorporated  by  reference)

    5.1     Opinion  of    Rosenfeld, Goldman & Ware, Inc. (incorporated
    by    reference)

    23.1     Consent  of  Rosenfeld, Goldman & Ware, Inc.  (included in
Exhibit 5.1)

    23.2     Consent  of  Norman H. Ross., Certified Public
             Accountants (incorporated by reference)
___________________

ITEM  9.  UNDERTAKINGS.

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To  include  any  prospectus required by section 10(a)
(3) of the  Securities  Act  of  1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant  to Section 13(a) or Section 15(d) of the
Securities  Exchange  Act  of  1934  (and,  where
applicable,each filing of an employee  benefit
 plan's  annual  report  pursuant  to
Section  15(d) of  the Securities  Exchange  Act  of  1934)
that  is  incorporated by reference in the Registration
 Statement  shall  be  deemed  to  be  a
new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling Persons of the Registrant pursuant to the foregoing provisions, orotherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against
 such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling  precedent, submit to a
court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned,thereunto duly authorized, in the
City  of  Atlanta, GA, on October
4, 2003.

                                    Silver Screen Studios, Inc.

                            /s/ Lamar Sinkfield
                           -------------------------------------------
                            By:    Lamar Sinkfield
                            Its:   Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Lamar Sinkfield
-----------------------------------------
Lamar Sinkfield, Chief Executive Officer
and Director